Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0478872005-8
Document Number: 20050286571-66
Date Filed: 7/25/2005 3:27:57 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Eardley Ventures
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Nevada First Holdings, Inc. Name 1117 Desert Lane — Street Address; Las Vegas — City; NEVADA; 89102 — Zip Code Optional Mailing Address; City; State; Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000 Par value: $ 1.00 Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Chas F. Bain Name 1117 Desert Lane Suite 1490 — Street Address; Las Vegas — City; NV — State; 89102 — Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: All legal activities
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Nevada First Holdings, Inc. Name; Signature 1117 Desert Lane — Address; Las Vegas — City; NV — State; 89102 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 7/25/05 Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

Eardley Ventures

Resolution of the incorporators

With respect to Liability of Directors

At a meeting of Incorporators) on the 25th of July, 2005 duly called and held at the offices of the Company at 1117 Desert Lane, Las Vegas, NV 89102, it was;

RESOLVED:

THAT no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer: provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not Adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

In Witness Whereof: I have hereunto set my hand on the 25th of July, 2005